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                                                               Exhibit (i)(2)(i)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                                October 23, 2009



Van Kampen Trust
522 Fifth Avenue
New York, New York  10036

         Re: Post-Effective Amendment No. 63 to the Registration Statement on Form N-1A for the Van Kampen Trust, on behalf of its series, Van Kampen Core Plus Fixed Income Fund
                  (the "Registration Statement")
                  File Nos. 33-4410 and 811-4629)


Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher &
                                        Flom LLP